UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 500-4614

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

89bio, Inc. (the “Company”) entered into revised employment letter agreements with each of Rohan Palekar, Ryan Martins, Hank Mansbach and Quoc Le-Nguyen (the “Executives”) in order to provide the Executives with severance protections that are more in line with market practices.

Pursuant to the terms of the employment letters entered into with each of the Executive Officers, upon a termination without cause or for good reason (each as defined in the letter agreements) not in connection with a change in control (as defined in the letter agreements), each Executive would be eligible to receive, subject to execution and non-revocation of a release of claims in favor of the Company (the “release condition”), severance equal to twelve months (in the case of Mr. Palekar) or nine months (in the case of the other Executives) of the base salary as then in effect and payment or reimbursement of COBRA premiums for the same period, or, if sooner, until eligible for similar coverage through another employer.

If the Executive is terminated without cause or due to a change in control good reason (as defined in the letter agreements) within 90 days prior to, or 12 months following, the consummation of a change in control, then, subject to the release condition, each Executive would be eligible to receive the benefits described above, except that they would be provided for 18 months (in the case of Mr. Palekar) or 12 months (in the case of the other Executives), a payment equal to the Executive’s target bonus opportunity (or 1.5 times the Executive’s target bonus opportunity, in the case of Mr. Palekar) and all outstanding equity awards would vest in full.

The foregoing description of the employment letter agreements is qualified in its entirety by reference to the full text of the employment letter agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Offer Letter, dated April 15, 2020, by and between 89bio, Inc. and Rohan Palekar

10.2	Executive Employment Offer Letter, dated April 15, 2020, by and between 89bio, Inc. and Ryan Martins

10.3	Executive Employment Offer Letter, dated April 15, 2020, by and between 89bio, Inc. and Hank Mansbach

10.4	Executive Employment Offer Letter, dated April 15, 2020, by and between 89bio, Inc. and Quoc Le-Nguyen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.
Date: May 4, 2020	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer